Cytokinetics, Incorporated Sharon Surrey-Barbari SVP, Finance and CFO (650) 624-3000	Burns McClellan, Inc. Clay A. Kramer (investors) Justin Jackson (media) (212) 213-0006

CYTOKINETICS ANNOUNCES CHANGES
TO ITS EXECUTIVE MANAGEMENT TEAM AND BOARD OF DIRECTORS

South San Francisco, CA, January 22, 2007 — Cytokinetics, Incorporated (Nasdaq: CYTK) announced the appointment of James H. Sabry, M.D., Ph.D. to the position of Executive Chairman of the Board of Directors and the promotion of Robert I. Blum to the position of Chief Executive Officer. These changes are effective immediately.  Mr. Blum has also been appointed as a Director to the company’s Board of Directors, increasing the total members of the Board to eight.  In addition, Cytokinetics’ Board of Directors has named Mark McDade, Chief Executive Officer of PDL BioPharma, Inc., as its Lead Director.

Dr. Sabry, who co-founded the company in 1997 and has since held the post of Chief Executive Officer, will continue his full-time employment at the company as Executive Chairman of the Board, focusing his efforts on extending the company’s vision and long-range planning, as well as other assignments aimed at advancing and expanding the company’s drug candidate portfolio.  Mr. Blum, who most recently served as Cytokinetics’ President, will continue to hold that title and will assume additional responsibilities as the company’s Chief Executive Officer, including the leadership for day-to-day operating activities while continuing to work closely with Dr. Sabry and members of the executive team to implement plans for the company’s further development.

“Robert and I have been working closely together since the company commenced operations in 1998.  Robert’s promotion to CEO reflects our commitment to the continuity of effective and long-term leadership for Cytokinetics,” commented Dr. Sabry. “Together with Robert, and with our skilled executive team, I look forward to continuing efforts to maintain and evolve Cytokinetics’ R&D programs and activities consistent with our long-term strategic vision for the company. Since he joined Cytokinetics, Robert’s contributions have been significant and wide-reaching to all aspects of our company’s operations; I am confident that he is very well prepared to now lead our organization going forward.  As Executive Chairman, I look forward to my continued partnership with Robert, as well as working with our experienced management, talented employees and Board in planning for the future growth of Cytokinetics.”

Mr. Blum brings to this expanded role over 20 years of experience in pharmaceutical commercial development, corporate development and other business operations and has been with Cytokinetics since 1998 when he started as Vice President, Business Development. During his nine years at Cytokinetics, he has held leadership roles in multiple areas including corporate development, finance, investor relations and most recently research and development.  Prior to joining Cytokinetics, he was employed at COR Therapeutics, Inc. where, over an eight year period, he held senior level roles in both business development and marketing.  Prior to joining COR Therapeutics, he held roles of increasing responsibility in sales and marketing at Marion Laboratories, Inc. and in business planning at Syntex Laboratories, Inc. He earned an MBA from Harvard Business School and holds B.A. degrees in both Human Biology and Economics from Stanford University.

“I am especially pleased to take on these additional responsibilities at Cytokinetics as I have profound respect for the drug discovery activities and development opportunities that have emerged from our scientific platforms,” commented Mr. Blum. “It is a privilege for me to now lead the organization through important proof-of-concept stage clinical testing of our novel drug candidates in the settings of both heart failure and cancer and subsequently towards commercialization. I remain committed to building increasing value for both patients and shareholders through a persistent approach to innovative research alongside the continuing maturation of our biopharmaceutical pipeline and sustainable business operations.”

About Cytokinetics

Cytokinetics is a leading biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs.   Cytokinetics’ development efforts are directed to advancing the movement of multiple drug candidates through clinical trials to demonstrate proof-of-concept in humans, specifically in the areas of heart failure and cancer.  Cytokinetics’ cardiovascular disease program is focused to cardiac myosin, a motor protein essential to cardiac muscle contraction.  Cytokinetics’ lead compound, CK-1827452, a novel small molecule cardiac myosin activator, is expected to enter Phase II clinical trials for the treatment of heart failure in early 2007.  Under a strategic alliance established in 2006, Cytokinetics and Amgen will be conducting research with activators of cardiac myosin in order to identify potential treatments for patients with heart failure. Amgen has obtained an option for the joint development and commercialization of CK-1827452 exercisable pending Cytokinetics’ conduct of further clinical trials of CK-1827452.  Cytokinetics’ cancer program is focused to mitotic kinesins, a family of motor proteins essential to cell division.  Cytokinetics is developing two novel drug candidates that have arisen from this program, ispinesib and SB-743921, each a novel inhibitor of the mitotic kinesin, kinesin spindle protein (KSP).  Ispinesib has been the subject of a broad clinical trials program comprised of nine Phase II clinical trials as well as six Phase I or Ib clinical trials.  Cytokinetics plans to conduct additional clinical trials with ispinesib and is conducting a Phase I/II trial of SB-743921 in non-Hodgkin’s lymphoma.  Under a strategic alliance established in 2001, Cytokinetics and GlaxoSmithKline (GSK) are conducting research and development activities focused towards the potential treatment of cancer.  GSK has obtained an option for the joint development and commercialization of ispinesib and SB-743921, exercisable pending Cytokinetics’ conduct of further clinical trials.  Cytokinetics and GSK are conducting collaborative research activities directed to the mitotic kinesin, centromere-associated protein E (CENP-E).  GSK-923295, a CENP-E inhibitor, is being developed under the strategic alliance by GSK; GSK is expected to begin clinical trials with GSK-923295 in 2007.   All of these drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton.    The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer, and cardiovascular disease. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements relating to the expected initiation, timing, scope and targeted indications of clinical trials within Cytokinetics’ and its partners’ clinical development and research programs, the potential benefits of Cytokinetics’ drug candidates, potential new research and development programs, potential drug candidates and the enabling capabilities of Cytokinetics’ biological focus. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to decisions by GSK to postpone or discontinue research and/or development efforts for CENP-E inhibitors unexpected adverse side effects or inadequate therapeutic efficacy of Cytokinetics’ drug candidates, adverse developments or delays with respect to Cytokinetics’ efforts to seek new areas of research and development, and other potential difficulties or delays in development, testing, regulatory approval, production and marketing of Cytokinetics’ drug candidates that could slow or prevent preclinical and clinical research and development, product approval or market acceptance (including the risks relating to uncertainty of patent or trade secret protection for Cytokinetics’ intellectual property, Cytokinetics’ ability to obtain additional financing if necessary and unanticipated research and development and other costs), and changing standards of care and the introduction by others of products or alternative therapies for the treatment of indications currently or potentially targeted by Cytokinetics’ drug candidates and potential drug candidates. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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